UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2006

Vail Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9614	51-0291762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Benchmark Road Avon, Colorado		81620
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(970) 845-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On January 19, 2006, JHL&S LLC, a limited liability company owned by wholly owned subsidiaries of Vail Resorts, Inc. (the "Company"), closed the previously announced sale of the assets constituting Snake River Lodge & Spa (the "Hotel") for $32.5 million, the proceeds of which were adjusted for normal working capital prorations. The sale occurred pursuant to a purchase and sale agreement between JHL&S LLC and an investment group led by Lodging Capital Partners, a private, Chicago-based hospitality investment firm ("LCP"). The Company anticipates recording an estimated $4.6 million pre-tax gain from sale of business in its second fiscal quarter of 2006 after consideration of all transaction costs. The Company will continue to manage the Hotel pursuant to a 15-year management contract with LCP.

On January 19, 2006, the Company issued a press release announcing the closing of the sale of Snake River Lodge & Spa. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2006		Vail Resorts, Inc.
	By:	/s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Vice President and Chief Financial Officer